Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-189873, 333-181544, 333-160736, 333-137870, 333-125162) and Form S-8 (Nos. 333-159540, 333-156247, 333-142299, 333-133518, 333-131936, 333-171246, 333-174212, 333-176239 and 333-189871) of Rentech, Inc. of our report dated July 12, 2013 relating to the financial statements of Fulghum Fibres, Inc., which appears in this Current Report on Form 8-K/A of Rentech, Inc. dated May 1, 2013.

/s/ Fuller, Frost & Associates

Certified Public Accountants

A Professional Corporation

Augusta, Georgia

July 17, 2013